SUBSCRIPTION AND INVESTMENT REPRESENTATION AGREEMENT



INTAC International
Unit 1809, 18/F., Modern Warehouse,
6 Shing Yip Street, Kwun Tong,
Kowloon, Hong Kong

Attention:  Wei Zhou, Chief Executive Officer

Dear Mr. Zhou:

     The undersigned ("Investor") has received and reviewed the Confidential Disclosure Statement dated October 25, 2001, and all of the attachments thereto (collectively, the "Offering Materials") relating to the sale of 545,455 shares of the common stock, $.001 par value per share (the "Common Stock"), of Commodore Minerals, Inc., a Nevada corporation d/b/a INTAC
International (the "Company").   The Offering Materials have been
attached as Attachment A hereto.

     On the basis of these Offering Materials, together with the terms and conditions of this Subscription and Investment
Representation Agreement (the "Agreement"), the Investor proposes to make an investment in the Company as follows:

     1.    Subscription.   Subject to the terms and conditions
hereof, Investor hereby irrevocably subscribes to purchase 545,455 shares (the "Shares") of Common Stock of the Company at a price of $5.50 per share. In so doing, Investor is hereby delivering to the Company, for the Company's benefit, a check, draft, money order or wire transfer payable to the order of "INTAC International" in the amount of $3,000,002.50, the aggregate purchase price payable in respect of the purchase of the Shares.

     2.   Representations and Warranties of the Company.  The
Company represents and warrants to the Investor as follows:

          (a) The Company is a corporation duly organized and validly existing under the laws of the State of Nevada.

          (b) As of the date hereof, the entire authorized capital stock of the Company consists of One Hundred Million (100,000,000) shares of Common Stock, of which Eighteen Million Five Hundred Forty Four Thousand (18,544,000) shares are issued and outstanding on the date hereof prior to the offering made hereby. All of the issued and outstanding shares are duly authorized, validly issued, fully paid, and nonassessable. The Shares to be issued to the Investor in the offering will be, when issued and paid for in accordance with the terms of the Offering Materials, validly issued, fully paid and nonassessable.

          (c) The Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions.

     3. Representations and Warranties of Investor. Investor hereby represents and warrants to the Company as follows:

          (a) The offer and sale of the Shares to Investor is made in reliance upon Investor's representation to the Company, which, by Investor's execution of this Agreement, Investor hereby confirms, that the Shares are being acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Investor has no present intention of selling, granting any


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participation in, or otherwise distributing the same.  By
executing this Agreement, Investor further represents that Investor has no contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation rights to such person or to any third person, with respect to any of the Shares and has no present intention to enter into any such contract, undertaking, agreement or arrangement.

          (b) Investor understands and acknowledges that the offering of the Shares has not and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), on the grounds that the offering and sale of the Shares are exempt from registration pursuant to the provisions of Section 4(2) and/or Rule 506 of Regulation D of the Securities Act, and that the Company's reliance upon such exemption is, in part, predicated upon Investor's representations set forth in this Agreement.

          (c) Investor covenants that in no event will Investor dispose of any of the Shares, or any part thereof, unless and until (i) there is an effective Registration Statement under the Securities Act covering the proposed disposition and such disposition is made in accordance with such Registration Statement, (ii) the contractual lock-up period imposed upon Investor under this Agreement has expired or has been otherwise waived by the Company in writing, and (iii) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company and the Company's counsel to the effect that (A) such disposition will not require registration under the Securities Act and (B) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken.

          (d) Investor represents that Investor (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Investor's prospective investment in the Shares; (ii) has received from the Company all the information he has requested and considers necessary or appropriate for deciding whether to purchase the Shares; (iii) has had an opportunity to ask questions and receive answers from the Company regarding the Company, its business, operations, market potential, capitalization, financial condition and prospects, and the terms and conditions of the offering of the Shares; (iv) has the ability to bear the economic risks of Investor's prospective investment; and (v) is able, without materially impairing his financial condition, to hold the Shares for an indefinite period of time and to suffer complete loss on his investment.

          (e) Investor represents that he is a bona fide resident of the state or country indicated herein, and if Investor is an individual, Investor is at least 21 years of age.
Investor further represents that he has no present intention of becoming a resident of any other state or jurisdiction.

          (f) If Investor's purchase of the Shares is subject to regulation by the government of a sovereign jurisdiction other than the United States, Investor has complied with all laws and regulations governing the purchase and sale of the Shares imposed by such sovereign jurisdiction.

          (g) Investor has received and read or reviewed, and is thoroughly familiar with, the Offering Materials, particularly the information set forth under the caption "Risk Factors" found therein, and Investor is aware of the high degree of risk involved in making an investment in the Company; it being understood, however, that this representation does not constitute a waiver of any rights that Investor has under the Securities Act, any applicable state securities act or the rules and regulations promulgated thereunder.


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          (h)  Investor has had the opportunity to review, at the
Company's offices, any materials available to the Company relating to the Company or any other matters or items discussed in or accompanying the Offering Materials, except for the Company's proprietary information. The Company has answered all inquiries from Investor concerning the matters set forth in the Offering Materials, and given Investor the opportunity to obtain any additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information set forth in the Offering Materials.

          (i) Investor understands that he is purchasing the Shares only in reliance upon the information set forth in the Offering Materials. Investor acknowledges that, except as set forth in the Offering Materials, no representations or warranties have been made to Investor or the Investor's advisors by the Company or by any persons acting on their behalf with respect to the business of the Company, the financial condition of the Company or any other aspect of or related to a purchase of the Shares, and that Investor has not relied upon any information concerning this transaction, written or oral, other than that contained in the Offering Materials.

          (j) Investor acknowledges and is aware of the following:

               (i)  The Shares are a highly speculative
          investment that involves a substantial risk of loss by Investor of his entire investment in the Company.

               (ii) There are substantial restrictions on the transferability of the Shares. The Shares will only be, and Investor has the right to require that the Shares be registered under the Securities Act only pursuant to the terms and conditions of the Registration Rights Agreement, a copy of which is attached as Attachment B hereto; accordingly, there may be no public market for the Shares; Investor may not be able to avail himself of the provisions of Rule 144 under the Securities Act with respect to the resale of the Shares; and, may have to hold the Shares indefinitely and may not be able to liquidate his investment in the Company.

               (iii)     No federal or state agency has made any
          finding or determination as to the fairness of the offering of the Shares for investment or any recommendation or endorsement of the Shares.

               (iv) The Company, its officers, directors, agents or employees or any other person, have not represented, guaranteed or warranted to Investor, expressly or by implication, any of the following:

               * the approximate or exact length of time that Investor will be required to remain an owner of the Shares;

               *    the amount of or type of consideration,
                    profit or loss to be realized, if any, as a result of an investment in the Company; or

               * the likelihood that the Company's business plan will succeed.

          (k) Investor has neither distributed nor disclosed, directly or indirectly, any of the Offering Materials or the information contained therein, including, without limitation, the information contained in any contract or agreement to which the Company is a party, to anyone other than his legal, tax, accounting or other advisors for their use solely in that capacity for Investor, and no one other than the undersigned and his legal, tax, accounting or other advisors, if any, has used the Offering Materials.

          (l) Investor represents and warrants to the Company that he is an "accredited investor" within the meaning of SEC
Rule 501(a) of Regulation D, as presently in effect.

          (m) Investor agrees that the Company may rely on the representations found in this Section 3. Investor further agrees that he will furnish to the Company such further information as the Company may deem relevant in determining whether the undersigned is an "accredited investor" within the meaning of Rule 501(a) and whether the undersigned's proposed investment may have any adverse legal effects, and the undersigned authorizes the Company and its agents to confirm, as necessary, with the undersigned's tax adviser, investment counselor, lawyer, accountant, banker or other financial representative named below, such information as the Company may deem relevant in making such determination.

          (n) The foregoing representations and warranties are true and accurate as of the date hereof and shall survive the Closing of the purchase of the Shares. If in any respect such representations and warranties


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shall not be true and accurate prior to the Closing Date,
Investor shall give written notice of such fact to the Company, specifying which representations and warranties are not true and accurate and the reasons therefor.

     4. Indemnification. Investor recognizes that the sale of the Shares to Investor will be based upon his representations and warranties set forth in Paragraph 3 hereof, and Investor agrees to indemnify and to hold harmless the Company, each of its officers and directors, and each person who controls the Company, from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, to which they may be subject or which they may incur by reason of, or in connection with, any misrepresentation made by Investor in this Agreement, any breach by Investor of his warranties or failure by Investor to fulfill any covenants or agreements set forth herein or arising out of the sale or distribution of any such shares by Investor in violation of the Securities Act or other applicable securities laws. All representations, warranties, and covenants and the indemnification contained in this Agreement shall survive the acceptance of this subscription and the issuance to Investor of the Shares.

     5. Confidentiality. Investor hereby covenants and agrees to maintain the confidential status of all Confidential Information (as defined below), and not to use, directly or indirectly, any such Confidential Information for any purpose other than to evaluate an investment in the Company, and not to disclose, directly or indirectly, any such Confidential Information to any third party. For the purposes of this Agreement, "Confidential Information" means all business, financial, technical and other information about the Company, designated as confidential or proprietary, or information which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as confidential, including, without limitation, the Offering Materials.

     6. Lock-up; Market Stand-off. Investor agrees that he shall not sell, pledge, encumber or otherwise transfer or dispose of any more than 45,455 Shares in any rolling 30-day period (whether or not such Shares have been included in or are otherwise eligible for resale under a Registration Statement filed under the Securities Act) on or before the one (1) year anniversary of the Closing Date without the prior written consent of the Company, which consent may be withheld in the Company's sole and absolute discretion.

     7. Acknowledgment. Investor acknowledges and understands that he may receive or may be provided confidential or otherwise non-public information about the Company that may constitute material, non-public information concerning the Company, and that he is obligated to refrain from selling any shares of common stock beneficially owned or held by him at any time during which Investor is in possession of non-public, material information concerning the Company.

     8. Restrictive Legends. Investor understands and agrees that the following restrictions and limitations are applicable to his purchase and any resale or other transfer he may make of the
Shares:

          (a) The Shares shall not be sold or otherwise transferred unless they are registered under the Securities Act and applicable state securities laws or are exempt therefrom.

          (b) Legends in substantially the following form will be placed on each certificate evidencing the Shares:

               THE SHARES REPRESENTED HEREBY HAVE NOT BEEN
               REGISTERED UNDER THE SECURITIES ACT OF 1933,
               AS AMENDED, OR ANY APPLICABLE STATE
               SECURITIES LAW.  THE SHARES HAVE BEEN
               ACQUIRED FOR PRIVATE INVESTMENT AND MAY NOT
               BE OFFERED FOR SALE OR SOLD IN THE ABSENCE OF
               (i) AN EFFECTIVE REGISTRATION STATEMENT FOR
               THE SHARES UNDER THE SECURITIES ACT OF 1933,
               AS AMENDED, AND ANY APPLICABLE STATE
               SECURITIES LAWS, OR (ii) AN OPINION OF
               COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


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               THE SHARES REPRESENTED HEREBY ARE SUBJECT TO
               A CERTAIN LOCK-UP AGREEMENT AND MAY NOT BE
               SOLD, PLEDGED, ENCUMBERED OR OTHERWISE
               TRANSFERRED OR DISPOSED OF, EXCEPT IN
               ACCORDANCE WITH THE TERMS THEREOF, COPIES OF
               WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF
               THE COMPANY.

     9. No Waiver. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by Investor, Investor does not thereby or in any other manner waive any rights granted to Investor under federal or state securities laws.

     10. Assignment. Investor agrees not to transfer or assign this Agreement, or any of his interest therein.

     11. No Revocation. Investor acknowledges and agrees that his subscription for Shares, made by the execution and delivery of this Agreement by Investor, is irrevocable and shall survive the death or incapacity of Investor.

     12. Closing. The closing of the purchase and sale of the Shares (the "Closing") shall take place contemporaneously with the parties' execution hereof (the "Closing Date") in accordance with the terms of the Offering Materials. Execution by the Company hereunder shall constitute its written acknowledgment of the receipt of and payment for the full purchase price for the Shares.

     13.  Miscellaneous.

          (a) All notices or other communications to the Company given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to Chief Executive Officer, INTAC International, Unit 1809, 18/F., Modern Warehouse, 6 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong, or such other principal executive offices of the Company as shall then be in existence. All notices or other communications to the Investor given or made hereunder shall be in writing and shall be delivered to Investor by registered or certified mail, return receipt requested, postage prepaid, to the Investor's address as set forth on the signature page to this Agreement.

          (b) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all of the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada applicable to agreements made and to be wholly performed therein.

          (c) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by an instrument in writing executed by all parties.

          (d) This Agreement shall be binding upon the heirs, estates, legal representatives, successors and assigns of the parties hereto.

          (e) All terms used herein shall be deemed to include the masculine, feminine and neuter, and the singular and plural as the context requires. Captions herein are for convenience of reference only and shall not alter or affect the meaning or construction of the paragraphs hereof to which they relate.

          (f) Each of the parties hereto agree to execute such other documents, instruments or agreements as shall be reasonably necessary, appropriate or required to evidence the intent of the parties hereto.

                    [signature page follows]




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     IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed, this Subscription and Investment Representation
Agreement this 25th day of October, 2001.


COMMODORE MINERALS, INC.         INVESTOR:
d/b/a INTAC INTERNATIONAL


By:  /s/ WEI ZHOU                /s/  TONY BRAHIL
   ----------------------------  ------------------------------
   Wei Zhou, Chief Executive     Tony Brahil
     Officer

                                 Address:  Telemaco Borba,
                                          Joaquim Tavora 98













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